UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2008

Simtek Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-19027 (Commission File Number)	84-1057605 (IRS Employer Identification #)
4250 Buckingham Dr. #100, Colorado Springs, CO 80907 (Address of Principal Executive Office)

(719) 531-9444

(Registrant’s telephone number, including area code)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 20, 2008, Simtek Corporation (the “Company”) entered into a Change of Control Agreement (the “Agreement”) with Brian Alleman, the Company’s Chief Financial Officer and Secretary.  The Company entered into the Agreement with Mr. Alleman in order to better assure that Mr. Alleman will remain with the Company and in order to diminish any distractions or personal uncertainties that Mr. Alleman might face in light of the Company’s position.  The Agreement, which has a term of one year, provides generally that, if the Company undergoes a change of control and if, within 12 months following such change of control, Mr. Alleman is terminated by the Company (other than for cause), then the Company shall continue to pay Mr. Alleman his base salary for whatever length of time is remaining (starting from the date of termination) until the expiration of 12 months from the date of the change of control.  In addition, the Company entered into an Addendum with Mr. Alleman that provides generally that, if Mr. Alleman is still employed by the Company on the date that is one year from the date of the Agreement, and if the Company has not undergone a change of control prior to such date, then the Company shall pay Mr. Alleman a cash bonus of approximately $56,000.  A copy of the Agreement is included herewith as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number

Description

10.1

Change of Control Agreement, dated March 20, 2008, by and between the Company and Brian Alleman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTEK CORPORATION

By:         /s/Harold Blomquist

Harold Blomquist, Chief Executive Officer

March 21, 2008

EXHIBIT INDEX

Exhibit Number

Description

10.1

Change of Control Agreement, dated March 20, 2008, by and between the Company and Brian Alleman.

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